UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2013

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.06 Material Impairments.

On June 30, 2013, Avon Products, Inc. (the “Company”) entered into an Asset Purchase Agreement to sell its Silpada jewelry business (“Silpada”) to Rhinestone Holdings, Inc. ("Rhinestone") for $85 million, plus an earn-out up to $15 million if Silpada achieves specific earnings targets over two years. Rhinestone is a newly formed entity owned by the founders of Silpada. Earlier this year, the Company disclosed that it was reviewing strategic alternatives for Silpada. As of June 30, 2013, the Company will account for and report Silpada as discontinued operations. The Company expects to record a charge of approximately $80 million pre-tax (approximately $50 million net of tax), reflecting the estimated loss on sale, in the second quarter of 2013. The transaction is expected to close on July 3, 2013. The Company expects that the proceeds from the sale will be used for general corporate purposes, including the repayment of outstanding debt.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kimberly Ross
Name: Kimberly Ross
Title: Executive Vice President and Chief Financial Officer

Date: July 2, 2013

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